Atlanta, Georgia



                                PROMISSORY NOTE



$22,000,000                                                    December 15, 1995


         FOR VALUE RECEIVED, CENTURY PROPERTIES FUND XIX, a California limited partnership (the "Maker"), promises to pay to the order of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, having its principal office at 900 Cottage Grove Road, Bloomfield, Connecticut (the "Payee"), at Payee's principal address or such other place as the Holder hereof may designate in writing (the legal holder from time to time of this Note, including Payee as the initial holder, being hereinafter referred to as "Holder"), the principal sum of Twenty Two Million and NO/100 Dollars ($22,000,000) (the "Principal Indebtedness"), together with interest thereon at an annual rate of seven and one-half percent (7.5%) (the "Interest Rate"), in accordance with the provisions hereinafter set forth.

         1. Terms of Payment. If the date on which the Principal Indebtedness is advanced to Maker (the "Advancement Date") is not the first day of a calendar month, then Maker shall pay to Holder on the Advancement Date, interest only on the Principal Indebtedness, at the Interest Rate, calculated on the basis of a 365-day year and the number of days from and including the Advancement Date to and including the last day of the calendar month in which the Advancement Date occurs. On the first day of the second calendar month following the Advancement Date (or on the first day of the first calendar month following the Advancement Date, if the Advancement Date is the first day of a calendar month), and on the first day of each calendar month thereafter (hereinafter called the "monthly payment dates") through and including December 1, 2002, Maker shall pay to Holder the sum of $162,578.07 (hereinafter referred to as "monthly payments"), to be applied first to interest on the Principal Indebtedness from time to time outstanding at the Interest Rate and the balance to be applied in reduction of the Principal Indebtedness. The interest component of the monthly payments shall be calculated and applied on the basis of a 360-day year consisting of twelve 30-day months. On January 1, 2003 (the "Maturity Date") Maker shall pay to Holder the entire Principal Indebtedness then remaining unpaid, together with accrued and unpaid interest thereon at the Interest Rate and any other charges due under this Note, the Security Deeds (hereinafter defined), and any other documents evidencing or securing or pertaining to the advancement or disbursement of the Principal Indebtedness (collectively, the "Loan Documents"). The period from and including the date hereof to the Maturity Date will be referred to hereinafter as the "Term".

         2. Prepayment. Except as specifically provided herein or in the Security Deeds, no prepayment of the Principal Indebtedness shall be allowed during the first four (4) loan years (the "Closed Period"). Maker, whether or not a debtor in a proceeding under Title 11, United States Code, may prepay the Principal Indebtedness in full, but not in part (except as provided in the Security Deeds), on any monthly payment date after the Closed Period, provided

Maker gives Holder sixty (60) days prior written notice and pays a prepayment fee equal to: (i) three percent (3.0%) of the then-existing balance of this Note, if prepayment is made during the fifth (5th) loan year; (ii) two percent (2.0%) of the then-existing balance of this Note, if prepayment is made during the sixth (6th) loan year; or (iii) one percent (1.0%) of the then-existing balance of this Note, if prepayment is made during the first nine (9) months of the seventh (7th) loan year. No prepayment fee shall be due if prepayment is made during the last three (3) months of the seventh (7th) loan year.

         The loan years shall be consecutive 12-month periods measured from the initial monthly payment date. The foregoing prepayment fee will be due when the loan is prepaid after the Closed Period and prior to the last three (3) months preceding the Maturity Date, whether such prepayment is voluntary or results from default, acceleration or any other cause.

         In the event of a prepayment during the Closed Period resulting from a default, acceleration or any other reason (other than a sale of collateral as permitted in the Security Deeds), Maker shall pay to Holder a default prepayment fee calculated as follows:

         (a) three percent (3.0%) of the then existing principal balance of this Note, plus

         (b)  Yield Maintenance as defined below.


         Yield Maintenance: Yield Maintenance is defined as the Present Value on the date of prepayment of the Monthly Interest Shortfall for the remaining Term of the loan.

         The Monthly Interest Shortfall is the product of (i) the positive difference, if any, of the Semi-Annual Equivalent Rate less the Treasury Yield, divided by 12, times (ii) the outstanding principal balance of the loan on each monthly payment date for each full and partial month remaining in the Term.

         The Present Value is then determined by discounting each Monthly 12 Interest Shortfall at the Treasury Yield divided by twelve.

         The "Semi-Annual Equivalent Rate" for this loan is 7.62%

         The "Treasury Yield" will be determined by reference to the Federal Reserve Statistical Release H.15 (519) of Selected Interest Rates (or any similar successor publication of the Federal Reserve) for the first week ending not less than two full weeks prior to the prepayment date. If the remaining Term is less than one year, the Treasury Yield will equal the yield for 1-Year Treasury Constant Maturities. If the remaining Term is equal to one of the maturities of the Treasury Constant Maturities (e.g., 1-year, 2-year, etc.), then the Treasury Yield will equal the yield for the Treasury Constant Maturity with a maturity equalling the remaining Term. If the remaining Term is longer than one year, but does not equal one of the maturities of the Treasury Constant Maturities, then the Treasury Yield will equal the yield for the Treasury Constant Maturity closest to, but not exceeding, the remaining Term.

         Any other provision of this Note to the contrary notwithstanding, (i)

prepayments will be permitted at par (i.e., no prepayment fee) for prepayments occasioned by the application of casualty insurance and/or condemnation proceeds to the Principal Indebtedness as provided in the Security Deeds and (ii) prepayments in connection with the sale of one or more of the three apartment projects securing this Note, during the Closed Period, made in conformity with the requirements of the Security Deeds, shall require a prepayment fee equal only to the greater of (x) one percent (1.0%) of the principal amount prepaid or
(y) Yield Maintenance.

         The aforementioned prepayment fee does not constitute a penalty, but rather represents the reasonable estimate, agreed to between Maker and Payee, of a fair compensation for the loss that may be sustained by Holder due to prepayment of the Principal Indebtedness prior to the Maturity Date. Any prepayment fee required pursuant to the preceding paragraphs shall be paid without prejudice to the right of Holder to collect any of the amounts owing under this Note or the Security Deeds or otherwise, to enforce any of its rights or remedies arising out of an Event of Default hereunder.

         3. Security. This Note is secured by, among other things, three Deeds to Secure Debt and Security Agreements (the "Security Deeds"), each given by Maker to Payee, of even date herewith, constituting a first lien or first security title on real estate and a first priority security interest in personal property and any leasehold on such personal property and assignment of rents and leases (hereinafter referred to as the "Security"), comprising three apartment projects known as "Wood Lake Apartments", "Wood Ridge Apartments" and "Plantation Crossing Apartments," respectively, located in the County of Cobb, State of Georgia.

         4. Location and Medium of Payments. The sums payable under this Note or under the Security Deeds shall be paid to Holder at its principal address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Maker in writing, in legal tender of the United States of America.

         5. Acceleration of Maturity. At the option of Holder, which may be exercised at any time after one or more of the following events (each being an "Event of Default") shall have occurred, the whole of the Principal Indebtedness, together with all interest, applicable prepayment fees, and other charges due under any of the Loan Documents, shall immediately become due and payable ("Acceleration of Maturity"): (a) if any payment of any installment of the Principal Indebtedness, and/or interest or of any other sum due hereunder is not received by Holder within five business days following the date when such payment was due; or (b) if a default or an Event of Default shall occur under the Security Deeds or any other of the Loan Documents, which is not cured within any applicable grace period afforded therein, if any.

         6. Late Charges; Interest Following Event of Default. If any payment due under this Note, the Security Deeds, or any other Loan Document, is not paid when due, without regard to any cure or grace period, Maker shall pay and Holder shall be entitled to collect a late payment charge for each month or fraction thereof during which such payment is not made when due and for each month thereafter that such sum remains unpaid, equal to the lesser of four percent (4%) of such late payment or the maximum amount permitted by law, for the purpose of defraying the expense incurred by Holder in handling and processing such delinquent payment, and such amount shall be secured by the Loan Documents securing this Note.

         In addition to any late payment charge which may be due under this Note, Maker shall pay interest on all sums due hereunder at a rate (the "Default Rate") equal to the lesser of (i) the Interest Rate plus four percent (4%) per annum, or (ii) the maximum rate permitted by law, from and after the first to occur of the following events: if Holder elects to cause the Acceleration of Maturity; if a petition under Title 11, United States Code, shall be filed by or against Maker or if Maker shall seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, make a general assignment for the benefit of creditors, or be unable to pay its debts as they become due; if a court shall enter an order, judgment or decree appointing, with or without the consent of Maker, a receiver or trustee for it or for any of the Security or approving a petition filed against Maker which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and any such order, judgment or decree shall remain in force, undischarged or unstayed, sixty days after it is entered; or if all sums due hereunder are not paid on the Maturity Date.

         7. Collection and Enforcement Costs. Maker, upon demand, shall pay Holder for all costs and expenses, including without limitation attorneys' fees, paid or incurred by Holder in connection with the collection of any sum due hereunder, or in connection with enforcement of any of Holder's rights or Maker's obligations under this Note, the Security Deeds, or any of the other Loan Documents.

         8. Continuing Liability. The obligation of Maker to pay the Principal Indebtedness, interest and all other sums due hereunder shall continue in full force and effect and in no ways be impaired, until the actual payment thereof to Holder, and in case of a sale or transfer of all or any part of the Security, or in case of any further agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Maker shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

         9. Joint and Several Liability. If more than one person, corporation, partnership or other entity shall execute this Note, then each person and entity shall be fully liable for all obligations of Maker hereunder, and such obligations shall be joint and several.

         10. No Oral Changes; Waivers. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. The provisions of this Note shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.

         Maker and any future indorsers, sureties, and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default required by the Loan Documents, if any), or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver, or modification granted or consented to by the Holder; and Maker and all future indorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, indorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

         Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of
Holder: (i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

         No failure to cause an Acceleration of Maturity hereof by reason of an Event of Default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Georgia; and, to the maximum extent permitted by law, Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

         To the maximum extent permitted by law, Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption and appraisement now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

         11. Bind and Inure. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

         12. Applicable Law. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of Georgia.

         If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law, except that if such provision relates to the payment of a monetary sum, then the Holder may, at its option, declare the entire indebtedness evidenced hereby due and payable upon sixty (60) days prior written notice to Maker and, provided no Event of Default is then continuing, without prepayment fee or premium.

         13. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Maker be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

         14. Notice. Any notice, request, demand, statement or consent made hereunder shall be in writing signed by the party giving such notice, request, demand, statement or consent, and shall be deemed to have been properly given when either delivered personally, delivered to a reputable overnight delivery service providing a receipt or deposited in the United States Mail, postage prepaid and registered or certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing. The effective date of any notice given as aforesaid shall be the date of personal service, one (1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States Mail, whichever is applicable. For purposes hereof, the addresses are as follows:

If to Holder:

            CIGNA Corporation
            c/o CIGNA Investments, Inc.
            900 Cottage Grove Road
            Hartford, CT  06152-2319
            Attn:  Investment Services, S-319

With a copy to:

            CIGNA Corporation
            Investment Law Department
            900 Cottage Grove Road
            Hartford, CT  06152-2215
            Attn:  Real Estate Division, S-215A

If to Maker:

            Century Properties Fund XIX
            5665 Northside Drive,N.W.

            Suite 370
            Atlanta, Georgia 30328

With a courtesy copy to:

            Post & Heymann, LLP
            Suite 214
            100 Jericho Quadrangle
            Jericho, New York 11753
            Attn: David J. Heymann


     Notwithstanding the foregoing agreement to provide a courtesy copy to Maker's attorneys, such copy shall be a courtesy copy only, and failure to provide such courtesy copy shall have absolutely no effect or entitle Maker to any remedy whatsoever. Any notice duly given to Maker shall be effective whether or not the courtesy copy was given to Maker's attorneys.

     15. Nonrecourse. Except as hereinafter in this Section 15 and in Section 39 of the Security Deeds specifically provided, Maker shall not be personally liable for the payment of any sums due hereunder or the performance of any obligations of Maker hereunder or under the other Loan Documents. No judgment for the repayment of the Principal Indebtedness or interest thereon will be enforced against the Maker personally or any property of the Maker other than the Security and other security furnished under the Loan Documents in any action to foreclose the Security Deeds or to otherwise realize upon any security furnished under the Loan Documents or to collect any amount payable hereunder. Notwithstanding the foregoing:

           (a) Nothing herein contained shall be construed as prohibiting Holder from exercising any and all remedies which the Loan Documents permit, including the right to bring actions or proceedings against Maker and to enter a judgment against Maker, so long as the exercise of any remedy does not extend to execution against or recovery out of any property of Maker other than the security furnished under the Loan Documents;

           (b) Maker shall be fully and personally liable for (i) misapplying any condemnation awards or insurance awards attributable to the Security, to the full extent of such awards so misapplied, (ii) misapplying any security deposits attributable to the Security, to the full extent of such deposits so misapplied, (iii) collecting any rents in advance in violation of any covenant contained in the Loan Documents, to the full extent of such rents so collected in advance, (iv) committing fraud, misrepresentation or waste in connection with the operation of the Security or the making of the loan evidenced hereby, to the full extent of any loss, damage, expense or costs (including reasonable attorneys' fees) incurred by Holder resulting from such fraud, misrepresentation or waste,
      (v) failing to pay any debt service on any indebtedness related to the Security, operating and maintenance expenses, insurance premiums, deposits into a reserve for replacements or other sums required by the Loan Documents, but only to the extent of any gross revenues from the Security during the period beginning twelve (12) months prior to a notice of acceleration to Maker through the date of foreclosure or deed in lieu of foreclosure that were available to pay such expenses but were not so used,

      (vi) failing to pay real estate taxes and assessments which are a lien against the Security during the period of Maker's ownership (excluding any period during which a receiver for the Security has been appointed by a court of competent jurisdiction), to the full extent of such unpaid taxes (excluding, however, any such real estate taxes and assessments for which funds shall have been escrowed by Maker, with or for the benefit of Holder for the payment thereof as provided in the Security Deeds), and (vii) failing to maintain the levels of insurance required under the Security Deeds or any other of the Loan Documents, to the full extent of any insurance proceeds that would have been available had such levels of insurance been maintained;

           (c) There shall be no limitation, in any event of Maker's personal liability under, and the exercise of any of Holder's rights under any indemnity from Maker to Holder including but not limited to, the three Environmental Indemnification Agreements of even date herewith each from Maker, et al., to Payee with regard to the Security except as may be expressly set forth therein.

     16. Time of the Essence. Time is of the essence in this Note and the other Loan Documents.

     17. Attorneys' Fees. Any reference to "attorney fees" in this document includes but is not limited to both the fees, charges and costs incurred by Holder through its retention of outside legal counsel and the allocable fees, costs and charges for services rendered by Holder's in-house counsel. Any reference to "attorney fees" shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Holder in the collection of any Principal Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the foreclosure of the Security Deeds, the sale of the Security, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Holder may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Holder has provided notice of an Event of Default or of an intention to exercise its remedies for such Event of Default.

     18. Waiver of Trial by Jury. If and to the extent now or hereafter enforceable under applicable law, Maker hereby waives its right to a trial by jury as to any matter arising out of or concerning the subject matter of this Note.

     IN WITNESS WHEREOF, Maker has duly executed this Note as a sealed instrument as of the day and year first above written.

                                       MAKER:

                                       CENTURY PROPERTIES FUND XIX,
                                       a California limited partnership

                                       By:    Fox Partners II, a California
                                              general partnership, its general
                                              partner

                                              By:    Fox Capital Management

                                                     Corporation, a California
                                                     corporation, its general
                                                     partner


                                                     By:
                                                        Name:
                                                        Title:

                                                     Attest:
                                                        Name:
                                                        Title:


                                                        [CORPORATE SEAL]